Exhibit 10.6

LETTER AGREEMENT

By this Letter Agreement entered into as of July 30, 2007, the Shareholders and IMTT Holdings Inc. (collectively with its subsidiaries, the “Company”) agree that from and including the Fiscal Quarter ending on March 31, 2009 through and including the Fiscal Quarter ending on March 31, 2010, for the purposes only of Section 4(d) and Section 4(e) of the Shareholders’ Agreement (as defined below), Net Debt shall be reduced by $125 million.

The Shareholders and the Company further agree that this Letter Agreement constitutes an amendment to the Shareholders Agreement dated April 14, 2006 (as amended) between the Shareholders and the Company (the “Shareholders’ Agreement”) and that, except as set forth herein, the Shareholders’ Agreement shall remain in full force and effect. Capitalized terms in this Letter Agreement shall be as defined in the Shareholders’ Agreement unless otherwise defined herein. This Letter Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

IMTT HOLDINGS INC.

By: /s/ THOMAS B. COLEMAN
Name: THOMAS B. COLEMAN
Title: CHIEF EXECUTIVE OFFICER

SHAREHOLDERS:

MACQUARIE TERMINAL HOLDINGS LLC
By: Macquarie Infrastructure Company Inc. (d/b/a Macquarie Infrastructure Company (US))

By: /s/ PETER STOKES
Name: PETER STOKES
Title: CHIEF EXECUTIVE OFFICER

CURRENT BENEFICIAL SHAREHOLDERS ARE HEREIN REPRESENTED BY:

JAMES J. COLEMAN JR., THOMAS B. COLEMAN AND JAMES OWEN COLEMAN, TRUSTEES OF VOTING TRUST AGREEMENT DATED MAY 2, 2006 AS AMENDED ON JANUARY 11, 2007.

By: /s/ THOMAS B. COLEMAN
THOMAS B. COLEMAN, TRUSTEE

By: /s/ JAMES J. COLEMAN JR.
JAMES J. COLEMAN JR., TRUSTEE

By: /s/ JAMES O. COLEMAN
JAMES O. COLEMAN, TRUSTEE